Exhibit 99.1

Cowen Energy and Natural Resources Conference December 2017

Statement on Forward-Looking Information    This presentation contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “targets,” “would,” “will,” “should,” “goal,” “could” or “may” or other similar expressions. Forward-looking statements provide management’s current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, income, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volume, or other financial items, descriptions of management’s plans or objectives for future operations, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond the company’s control, that are described in our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2016, as amended on July 10, 2017 and Aug. 14, 2017, and in Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 11, 2017, as well as additional factors we may describe from time to time in other filings with the SEC. You may get such filings for free at our website at www.peabodyenergy.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. Adjusted EBITDA is a non-GAAP measure defined as income (loss) from continuing operations before deducting net interest expense, income taxes, asset retirement obligation expenses, depreciation, depletion and amortization and reorganization items, net. Adjusted EBITDA is also adjusted for the discrete items that management excluded in analyzing each of the segment’s operating performance as displayed in the reconciliation. Adjusted EBITDA is used by management as one of the primary metrics to measure the Company’s operating performance. Management also believes non-GAAP performance measures are used by investors to measure the Company’s operating performance and lenders to measure the Company’s ability to incur and service debt. Adjusted EBITDA is not intended to serve as an alternative to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies. 2

Peabody: World’s Largest Private-Sector Coal Company    We’re the only Global Pure-Play Coal Investment, and we have significant scale… high-quality assets and people… and diversity in geography and products    Our Financial Approach    Generate Cash    Reduce Debt    Invest Wisely    Return Cash to Shareholders    3

Peabody: Who We Are; Where We Operate    23 operations 5.6 billion $4.7 billion In U.S. and Australia Tons of Reserves 2016 Revenues    ~7,000 25+ countries Employees Served by Peabody Globally Operations    Note: Information as of the year ended Dec. 31, 2016, with the exception of headcount which is provided as of Sept. 30, 2017.    4

What We Offer as a Leading Coal Company    2016 Mining Tons Sold (in millions)    YTD 2017 Adjusted EBITDA by Mining Segment ($ in millions)    U.S. Thermal U.S. Met Asia-Pacific Met Asia-Pacific Thermal 200 180 160 140 120 100 80 60 40 20 0 Peabody Arch Cloud Peak Alliance Whitehaven Foresight LP CNX Coal    Australia Thermal $279.3    PRB $289.2    Australia Met $324.6    Western U.S. $129.4    Midwestern U.S. $146.0    Note: Mining tons sold classified by product and production location based on publicly available information. Adjusted EBITDA is a non-GAAP metric. Refer to the reconciliations to the nearest GAAP measures in the appendix. YTD through Sept. 30, 2017.    5

Transformed Peabody Delivering Powerful Results    2017 YOY Improvements ($ in millions)    $3,275    $4,062    $1,070    $238    2016    2017    2016    2017     Revenues    Adjusted EBITDA    Major Recent Progress Sharply increased revenues, margins and Adjusted EBITDA Reduced debt by $300 million Executed $100 million in share buybacks Reduced term loan rate by 1.00% and modified terms to allow for greater shareholder returns Announced sales of non-core assets in Australia Advanced steps to free up restricted cash Secured $270 million revolver    Note: Revenues and Adjusted EBITDA for nine months ending Sept. 30, 2017. Adjusted EBITDA is a non-GAAP metric.    Refer to the reconciliations to the nearest GAAP measures in the appendix. Share repurchases as of Oct. 20, 2017. 6

Mining Operations    Operations at Peabody’s North Antelope Rochelle Mine in Wyoming    7

Peabody Offers Top-Tier International Thermal Business with Substantial Margins    Peabody targets 12.5 – 13.0 million tons of export thermal coal sales – Typically realizes 90 – 95% of Newcastle index price Australian Thermal leads company in Adjusted EBITDA margins in Q2 and Q3 Anchored by premier, low-cost Wilpinjong Mine    – ~7 million ton domestic contract allows Peabody to access reserves for export volumes    Australian Thermal Segment Adjusted EBITDA Margins    40% 35% 30% 25% 20% 15% 10% 5% 0%    Average Newcastle Thermal Pricing    38% $100    $90 $80 $70 $60 $50 $40 $30 $20 $10 $-    26% 26% 25% 24% 24%    2012    2013 2014 2015    2016    Nine Months 2017    Note: Adjusted EBITDA margin is a non-GAAP metric and is equal to segment Adjusted EBITDA divided by segment revenue. Refer to the reconciliations to the nearest GAAP measures in the appendix. YTD through Sept. 30, 2017. 8

Australian Seaborne Metallurgical Portfolio Represents Marked Improvement; Further Strengthening Platform    Peabody targets 11.5 to 12.0 million tons of met coal sales Substantial steps taken to improve platform, including:    – Improved efficiencies, lower costs through owner-operator conversions – Aligned and leaner workforce – Enhanced mine planning    – Transition of high-cost Burton Mine to care and maintenance    Driving further productivity at North Goonyella and Coppabella, mines with largest met reserves Evaluating opportunities to lead to stable metallurgical coal volumes over time    Improvement in YTD Australian Metallurgical Adjusted EBITDA Margins    40% 30% 20% 10% 0% -10% -20% -30% -18%    YTD 2016    YTD 2017    31%    Note: Adjusted EBITDA margin is a non-GAAP metric. Refer to the reconciliations to the nearest GAAP measures in the appendix.    Adjusted EBITDA margin is equal to segment Adjusted EBITDA divided by segment revenue. YTD through Sept. 30, 2017. 9

U.S. Mining Segment Represents Significant Scale, Stable Operating Performance    Peabody position in PRB anchored by world’s largest coal mine – North Antelope Rochelle Mine    – PRB mining complex serves scores of customers in nearly half of states in U.S. Illinois Basin and Western operations benefit from transportation advantages to local customer base Multi-year contracts typical; Essentially all of 2017 U.S. sales volume is priced – ~75% – 80% of 2018 volumes are priced    150 million tons.                Peabody’s North Antelope Rochelle Mine    Note: Contract information as of the quarter ended Sept. 30, 2017. 2018 priced    volumes based on approximately    10

Peabody PRB Strategy Focused on Margin Discipline    Operates three of four most productive mines in U.S. Produces from more than dozen pits in PRB – Ability to move people, equipment and contracts – Cost profile can vary up to $6 per ton among pits    Unique “dial-a-blend” technology matches products with individual customer specs No capital needed for new reserves for nearly a decade    Adjusted EBITDA Margin of PRB Producers (2014 – 1H 2017 Avg.)    30% 25% 20% 15% 10% 5% 0%    25% 21% 16% Peer Avg. 9% BTU Peer A Peer B Peer C Source: Public company reports. Other PRB producers include Cloud Peak, Arch and Alpha Natural Resources/Contura. Adjusted EBITDA margin is a non-GAAP measure and may not be calculated identically by all companies. Please refer to the appendix for information on this non-GAAP measure. Adjusted EBITDA margin is equal to segment Adjusted EBITDA divided by segment revenue. Productivity defined as total production divided by employee hours based on 2016 data. Reserve life based on current production levels. 11

Peabody “DNA” Interwoven from PRB, Midwest and Australian Heritage    Midwest: Capital D Cost Con    Australia: Continuous Improvement, Global Mining    PRB: Large Scale, Innovative Process Technologies    Trading and Shared Services: Support, Platform Optimization                THE PEABODY WAY 12

Strong Operations Driven by Technology, Spirit of Continuous Improvement    Case Study: Dozer Push    Dozer Push Used in ILB Leads to Strong Performance    Australian Semi-Autonomous Dozer Project in Process    Methodology Transferred to Large-Scale Mining in PRB    Semi-autonomous technology in use at Peabody’s Wilpinjong Mine, part of the company’s constant focus on reducing costs per yard of earth moved    13

Geographic and Product Diversity Targeted to Deliver Maximum Value for Shareholders    Adj. EBITDA Contributions Led by 3 Different Mining Segments in Past 5 Quarters (dollars in millions)    U.S. provides solid revenue visibility; Australia offers substantial earnings strength during mid-to-high parts of cycle U.S. assets located in basins most competitive with natural gas; Australia positioned to serve higher- growth Asia-Pacific demand Increased risk-adjusted returns; non-correlative demand drivers Synergies with scalable SG&A, shared services, best practices in mining methods    $160 $140 $120 $100 $80 $60 $40 $20 $0 -$20 -$40 -$60    3Q16 4Q16 1Q17 2Q17 3Q17    PRB Midwest West Aus. Met Aus. Thermal    Note: Adjusted EBITDA is a non-GAAP metric. Refer to the reconciliations to the nearest GAAP measures in the appendix.    14

Industry Fundamentals Coal railed from Peabody’s El Segundo Mine in New Mexico 15

Strong Near-Term Seaborne Thermal and Metallurgical Coal Demand at Play in 2017    Seaborne Thermal Coal Seaborne Metallurgical Coal    Chinese thermal imports up 15 million tonnes through 9 months India demand down ~16 million tonnes through September – Stockpiles reach lowest levels in 2 years in August; supportive of additional imports    South Korea imports up 23%, or 15 million tonnes, through September Australian spot pricing remains robust at ~$90 per tonne Full year 2017 demand expected to rise 10 to 15 million tonnes from 2016 levels    Global steel production up 5% through nine months Record Chinese steel production supports 9 million tonne increase in imports through September Q3 index-based settlement for hard coking coal at ~$170 per tonne 2017 seaborne demand expected to increase ~10 million tonnes compared with prior year    Source: Industry data and Peabody Global Analytics.    Data compared to the same nine-month period in 2016.    16

ASEAN Countries Expected to Drive    Longer-Term Industry Thermal Coal Demand Growth    Some 30 countries on six continents have new coal-fueled generation coming online between 2017 and 2018 – ~65 gigawatts starting up each year – Majority of new plants are supercritical/ultra-supercritical    Expected demand growth primarily centered in Southeast Asia, which is best served by Australia and Indonesia    – Continued strong import demand expected from China, India, Japan and S. Korea    Expected Seaborne Thermal Demand Growth from 2016 – 2019 (tonnes in millions)    20 15 10 5 0 -5 -10 -15    15 – 20    (10 – 15)    Pacific    Atlantic    Source: Industry data and Peabody Global Analytics.    17

Seaborne Metallurgical Coal at Fragile Supply-Demand Balance at ~300 Million Tons Industry-Wide    Supply disruptions emerge after long period of benign events    Short-term pricing mechanisms bring greater volatility Challenge to make long- term capital decisions with little revenue visibility India expected to lead growth in import demand over next several years    Spot HCC Pricing (dollars per tonne)    China Increases Import Demand (+12MT)    Cyclone Debbie Impacts (10 – 15 MT of supply)    $350 $300 $250 $200 $150 $100 $50 $0    Jan-16 Apr-16 Jul-16 Oct-16 Jan-17 Apr-17 Jul-17 Oct-17 Source: Industry data and Peabody Global Analytics.    18

PRB Generation Increases 8% Above 2016 Levels, While Natural Gas Declines 12%    PRB demand up 18 million tons through September    – PRB stockpiles down 5 days to 55 days of maximum burn    Mild 2017 weather in coal-heavy regions impacts demand PRB and ILB competitive against natural gas:    – SPRB: $2.50 to $2.75/mmBtu – ILB: $3.00 to $3.50/mmBtu    – CAPP: $3.75 to $4.25/mmBtu    Fuel Generation Change YTD 2017    Total Coal Generation Demand    10% 5% 0% -5% -10% -15% -20%    8% PRB    ILB    Natural Gas CAPP     -1% -5%    12%     -20%    Source: Industry reports and Peabody Global Energy Analytics. YTD generation through Sept. 2017 versus the prior year.    19

U.S., Australia Advance Pro-Energy Economy; Recognize Importance of Coal in Energy Mix    U.S. EPA proposes repeal of Clean Power Plan Perry study and proposed FERC grid resiliency pricing rule represent first step in examining grid complexity U.S. EPA Administrator declares: “The war against coal is over.” Australia scraps renewable subsidies; requires electricity retailers to guarantee reliability Peabody continues to support high-efficiency, low-emissions technology and advancement of carbon capture, use and storage technologies    Previous U.S. Announcements    Repeal of “Stream Protection Rule” Office of Natural Resources Revenue proposes to rescind Coal Valuation Rule EPA files notice of intent to review and rescind    “Waters of the U.S.” act    Review of Clean Power Plan and favorable D.C. circuit ruling Issuance of Energy Independence executive order DOI issues secretarial order ending coal leasing moratorium    Source: Industry reports.    20

Financial Approach 21

Strengthening Capital Structure to Allow for Flexibility and Sustainability Through Cycles

- 131.4 million common shares outstanding (fully converted)
- 55% preferred shares converted
- Continuing multi-pronged initiative to further release restricted cash
  - ~$140 million released since emergence
- Over $3 billion of U.S. NOLs expected in 2018
- Over A$4billion Australian NOL position

Debt and Liquidity Balances	
Unrestricted Cash & Cash Equivalents	$925.0 million
Available Capacity under ARS	$17.7 million
Total Liquidity	$942.7 million
Restricted Cash Collateral	$538.1 million
Term Loan due 2022 3.50% + LIBOR	$645 million
6.000% Sr. Secured Notes due 2022	$500 million
6.375% Sr. Secured Notes due 2025	$500 million

Prominent Uses of Unrestricted Cash Outside of Adjusted EBITDA in 2017	
Capital Expenditures (Full-Year 2017)	$165 – $195 million ($101 million YTD)
Interest Expense (Q4 2017)	$37 – $39 million

Peabody

Note: Debt and liquidity balances as of Sept. 30, 2017. Common shares outstanding as of Oct. 30, 2017. Fully converted shares exclude ~3.5 million shares underlying unvested equity awards under Peabody's long-term incentive plan. Preferred shares converted as of Dec. 1, 2017. Restricted cash collateral includes $7.8 million of restricted cash classified as current on the balance sheet.

22

Executing On Our Stated Financial Approach    Generate    Cash Maintaining    cost discipline to enhance margins Capitalizing on buoyant seaborne coal conditions Targeting release of $200 – $400 million of restricted cash through 2018    Reduce Debt Completed $300 million of voluntary debt repayments Targeting additional $200 million of debt reduction by Dec. 2018 Gross debt target of $1.2 – $1.4 billion over time    Invest    Wisely Entered into agreements to sell non- core assets in Australia Continuing to evaluate opportunities to improve portfolio based on strict criteria    Return Cash to Shareholders    Executed $100 million, or 20%, of $500 million share repurchase program within 3 months of launch Board to evaluate sustainable dividend targeted for first quarter 2018    23

Peabody A Leading Voice in Advocating for Sustainable Mining, Energy Access and Clean Coal Technologies    Investment Principles for Best-in-Class Coal Companies designed to provide distinguishing elements to help investment community make portfolio decisions    Operate safely Sustainable Maximize resource recovery Seek ongoing improvement Mining in environmental performance Commit to land restoration    Work to achieve universal Energy electricity access; affordability and reliability    Access Engagement to address major energy challenges    Support for deployment Clean Coal of HELE and CCUS Drive policies to achieve goal Technologies of near-zero emissions for next-generation coal fleet    24

Strong Cash Flows and Smart Cash Use Continue Virtuous Cycle

Multiple Actions in Recent Months

August

- Outline Capital Allocation Initiatives
- Secondary Offering Diversifies Ownership
- Repurchase $40M in Shares

September

- Debt Repayments total $300M; Launch Credit Facility Amendment Initiative
- Enter Into Sale of 50% Interest in Prep Plant Associated with Millennium Mine
- Reduce Term Loan Interest Rate By 1.00%; Modify Terms
- Released ~$25M in Restricted Cash
- Announce Majority Sale of Inactive Burton Mine

October

- Generate Strongest Adjusted EBITDA Since 2012
- Share repurchases total ~$100M through October

November

- Closed on $270M Revolving Credit Facility

STRENGTH ENABLES MORE STRENGTH

Peabody

Note: Total share repurchases equal ~$100 million through Oct. 20, 2017 (includes $40 million during secondary offering, $29 million in third quarter and $31 million in October).

25

APPENDIX    North Antelope Rochelle Mine Loadout Facility    26

Appendix: 2017 Targets

Sales Volumes (Short Tons)	
PRB	120 – 125 million
ILB	18 – 19 million
Western	13 – 14 million
Total U.S.	151 - 158 million
Aus. Metallurgical[1]	11.5 – 12.0 million
Aus. Export Thermal[2]	12.5 – 13.0 million
Aus. Domestic Thermal	~7 million
Total Australia	31 – 32 million

U.S. Operations - Revenues Per Ton	
PRB	$12.50 – $12.75
ILB	$42.00 – $43.00
Total U.S.	$18.55 – $18.75

U.S. Operations - Costs Per Ton	
PRB	$9.50 – $9.75
ILB	$32.00 – $33.00
Total U.S.	$13.85 – $14.25

Australia Operations - Costs per Ton (USD)[3]	
Metallurgical	$85 – $95
Thermal	$31 – $35
Total Australia	$51 – $54

Capital Expenditures	$165 – $195 million
Quarterly SG&A Expense	~$35 million
Quarterly Interest Expense	$37 – $39 million

Q4 2017 Cost Sensitivities[4]	
$0.05 Decrease in A$ FX Rate[5]	+ ~$25 – $28 million
$0.05 Increase in A$ FX Rate[5]	~ <$5 million
Fuel (+/- $10/barrel)	+/- ~$8 million

2017 Priced Position	
PRB Average Price/Ton	~$12.60
ILB Average Price/Ton	~$42.65
Australia Export Thermal	~11.5 million tons
Australia Export Thermal Average Price/Short Ton	~$68

2018 Priced Position	
PRB Average Price/Ton	$12.27
ILB Average Price/Ton	$42.30
Australia Export Thermal	~3 million tons
Australia Export Thermal Average Price/Short Ton	~$72

Essentially all of Peabody's expected 2017 U.S. sales volume is priced as of Sept. 30, 2017; ~75% – 80% of 2018 volumes are priced (based on approximately 150 million tons); approximately 35% of 2019 volumes are priced (based on approximately 150 million tons).

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Appendix: 2017 Targets    1 Metallurgical coal sales volumes may range from ~50%-60% PCI and ~40%-50% coking coal (including semi-hard and semi-soft coking coals).    Approximately 55% of seaborne metallurgical sales may be executed on a spot basis, with the remainder priced under quarterly contracts or linked to an index. The company also has exposure to approximately 2 million tons of metallurgical coal related to the Middlemount Mine, a 50/50 joint venture accounted for in (Income) Loss from Equity Affiliates.    Peabody’s North Goonyella and Coppabella mines typically receive the PLV HCC index quoted price and set the PLV PCI benchmark, respectively, with the remainder of products sold at discounts to these values based on coal qualities and properties. On a weighted-average basis across all metallurgical products, Peabody typically realizes approximately 85% -90% of the PLV HCC index quoted price for its coking products, and 90%-95% of the premium LV PCI benchmark price for its PCI products. 2 A portion of Peabody’s seaborne thermal coal products sell at or above the Newcastle index, with the remainder sold at discounts relative to the Newcastle index based on coal qualities and properties. On a weighted-average basis across all seaborne thermal products, Peabody typically realizes approximately 90%-95% of the Newcastle index price. 3 Assumes 4Q 2017 average A$ FX rate of $0.79.    4 Sensitivities reflect approximate impacts of changes in variables on financial performance. When realized, actual impacts may differ significantly. 5 As of Sept. 30, 2017, Peabody had purchased average rate call options in aggregate notional amount of approximately AUD $450 million to manage market price volatility associated with the Australian dollar with strike price levels of approximately $0.78 and settlement dates through December 2017.    Sensitivities provided are relative to an assumed average A$ FX exchange rate of $0.79 for remainder of 2017. For 2018, Peabody purchased average rate call options in aggregate notional amount of approximately AUD $675 million with strike price levels of approximately $0.85 and settlement dates through June 2018.    Note 1: Peabody classifies its Australian Metallurgical or Thermal Mining segments based on the primary customer base and reserve type. A small portion of the coal mined by the Australian Metallurgical Mining segment is of a thermal grade and vice versa. Peabody may market some of its metallurgical coal products as a thermal product from time to time depending on industry conditions. Per ton metrics presented are non-GAAP measures. Due to the volatility and variability of certain items needed to reconcile these measures to their nearest GAAP measure, no reconciliation can be provided without unreasonable cost or effort.    Note 2: A sensitivity to changes in seaborne pricing should consider Peabody’s estimated split of PCI and coking coal products, the ratio of PLV PCI benchmark to PLV HCC index quoted price, the weighted average discounts across all products to the applicable PLV HCC index quoted price or PLV PCI benchmark or Newcastle index prices, in addition to impacts on sales-related costs in Australia, and applicable conversions between short tons and metric tonnes as necessary.    Note 3: As of Oct. 30, 2017, Peabody would have approximately 131.4 million shares of common stock outstanding, assuming full conversion of Peabody’s preferred stock (including make-whole shares issuable upon conversion of the preferred stock). The fully converted shares issued value excludes approximately 3.5 million shares underlying unvested equity awards under Peabody’s long-term incentive plan. As of Dec. 1, 2017 holders of approximately 55% of preferred stock issued at emergence had converted their shares into common stock. Post the Oct. 31, 2017, PIK dividend, every 1 million preferred shared converted equals ~$7.5 million of non-cash dividends.    28

Q3 2017 Adjusted EBITDA Margins Average 30% Across Mining Segments    Adjusted EBITDA                Q3 2017 YTD 2017 Margins per Ton    Aus. Thermal 37% 38% Aus. Met 34% 31% PRB 27% 24% Midwestern 24% 25% Western 22% 30% Total 30% 29%                Australian thermal leads Adjusted EBITDA margins Met coal volumes increase 75% compared to Q2 2017 – Record volumes at    North Goonyella Mine – Rails recover after Cyclone Debbie – Costs decline $31 per ton from Q2 2017    U.S. segments generate 25% margins in Q3    – PRB margins up 12%, even as revenues per ton down 3%    Maintaining or lowering cost targets in all segments    Note: Adjusted EBITDA margin is a non-GAAP metric and is equal to segment Adjusted EBITDA divided by segment revenue. Refer to the reconciliation to the nearest non-GAAP measures in the appendix. All comparisons are to second quarter 2017 unless otherwise noted.    29

Peabody Mission, Values and Strategy    Our Mission To create superior value for our shareholders as the leading global supplier of coal, which enables economic prosperity and a better quality of life.    Our Values    Safety: We commit to safety and Customer Focus: We provide Leadership: We have the courage People: We offer an inclusive health as a way of life. customers with quality products to lead, and do so through work environment and and excellent service. inspiration, innovation, engage, recognize and Excellence: We are accountable collaboration and execution. develop employees. for our own success. We operate    cost-competitive mines by Integrity: We act in an honest Sustainability: We take applying continuous improvement and ethical manner. responsibility for the environment, and technology-driven solutions. benefit our communities and    restore the land for generations    that follow.                Our Strategy Leading position in U.S. PRB and ILB basins Australian metallurgical and thermal coal platform to capture higher growth Asian markets    Operational Excellence: Drive safety, productivity, cost efficiency and reclamation performance. Financial Strength: Achieve and maintain target capital structure that enables sustainable performance through all market cycles and deploy disciplined capital allocation to maximize shareholder returns. Strategic Portfolio Management: Continually enhance the value of our portfolio; high- quality assets in the right markets. Advance Coal Mining and Use: Protect our license to operate, advocate favorable energy policy and advances in generation technology including HELE and CCUS. People: Employ the best people in the industry and align their talents to maximize their full potential.    30

Holistic View of Debt and Other Obligations

- Sustainable capital structure
  - Focus on leverage and other long-term liabilities balanced with returning cash to shareholders over time
- Staggered debt maturities at 5 and 8 years
- B+ and B1 corporate ratings from S&P and Moody's, respectively
- Manageable post-retirement benefits
  - Future annual post-retirement health care payments expected to be ~$55 to $60 million
  - Pension plan ~80% funded
- Final reclamation costs accounted for through ARO liability
  - Majority of reclamation occurs throughout mining process
  - Annual final reclamation payments expected to be ~$25 to $35 million

Total Debt ~$1.7 B; Net Debt of ~$0.8 B	
Market Capitalization	$4 billion
6.000% Senior Secured Notes due 2022	$500 million
6.375% Senior Secured Notes due 2025	$500 million
Term Loan due 2022 (3.5% +L)	$645 million
Other net debt	$14 million
Unrestricted Cash (9/30/17)	$925 million

Other Liabilities			
Million $	YE 2016 Liability	FY 2016 Expense	FY 2016 Cash
Postretirement Health Care	$812.1	$56.1	$48.4
Pension	$186.3	$23.7	$1.1
Consolidated ARO	$758.8	$41.8	$28.7

Peabody

Note: Market capitalization based on 133.7 million fully converted common shares outstanding and common share price of $29.96 on Oct. 20, 2017. Term Loan interest rate of 3.50% plus LIBOR, with a LIBOR floor of 1.00%. Other net debt includes $84 million of capital leases and other obligations , net of approximately $70 million in debt issuance costs.

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Peabody at a Glance: Pre and Post Emergence

Challenges	Pre-Filing	Post-Filing
High debt levels	• Attempted multiple debt exchanges	• Reduced debt by $5.2 billion to $1.97 billion (as of emergence)
Uncertainty around coal mine reclamation bonding	• Self bonding agreements in Wyoming, New Mexico, Indiana and Illinois with compliance discretion by the states • Surety bonds supporting coal mine reclamation	• Reduced U.S. bonding requirements by ~$450 million from 2015 through restoration, bond release and review of bonding calculations • 100% third-party bonding facilities at reasonable collateral requirements
Fixed charges	• SG&A reduced to lowest levels in a decade; includes headcount reductions and office closures	• Completed final LBA payment • No new LBAs needed for nearly a decade
Australia platform	• Significant losses from pricing declines • Excluded from U.S. Chapter 11 protection • Entered into $250 million intercompany facility to protect the business	• Pursuing additional cost reductions • Burton placed on care and maintenance • Strengthening Australian met coal platform
Legacy currency and fuel hedging	• Up to ~$100 million in losses per quarter • No new currency hedging since 2014	• Settled as part of Chapter 11 • New options-based approach to mitigate material risks
Contracts		• Renegotiation and restructuring of various supplier contracts and leases to achieve more favorable terms
Legacy liabilities	• Amended VEBA agreement with UMWA to improve cash flows by $70 million • Patriot MEPP claim totals $642 million • Gold Fields/Blue Tee liabilities from Hanson spinoff • Kinder Morgan take-or-pay agreement	• Settled MEPP claim for $75 million • Gold Fields liabilities funded with trust • Negotiated reduction in port access • Modified non-qualified pension and 401(k) plans

Peabody

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Appendix: Reconciliation of Non-GAAP Measures

	2017	2016	2017		2016
	Successor	Predecessor	Successor	Predecessor	Predecessor
	Quarter Ended September 30		April 2 through September 30	January 1 through April 1	Nine Months Ended September 30
			(In Millions)		
Tons Sold					
Powder River Basin Mining Operations	33.7	33.0	62.2	31.0	80.0
Midwestern U.S. Mining Operations	4.9	4.9	9.5	4.5	13.8
Western U.S. Mining Operations	4.0	4.3	7.2	3.4	10.0
Total U.S. Mining Operations	42.6	42.2	78.9	38.9	103.8
Australian Metallurgical Mining Operations	3.5	3.2	5.5	2.2	10.1
Australian Thermal Mining Operations	5.2	5.4	9.8	4.6	15.8
Total Australian Mining Operations	8.7	8.6	15.3	6.8	25.9
Trading and Brokerage Operations	0.7	2.0	1.4	0.4	5.4
Total	52.0	52.8	95.6	46.1	135.1
Revenue Summary					
Powder River Basin Mining Operations	$ 420.9	$ 419.6	$ 786.3	$ 394.3	$ 1,062.2
Midwestern U.S. Mining Operations	207.7	211.0	402.6	193.2	599.6
Western U.S. Mining Operations	155.7	162.4	281.1	149.7	387.0
Total U.S. Mining Operations	784.3	793.0	1,470.0	737.2	2,048.8
Australian Metallurgical Mining Operations	415.9	232.5	703.7	328.9	682.8
Australian Thermal Mining Operations	265.8	197.9	505.0	224.8	561.4
Total Australian Mining Operations	681.7	430.4	1,208.7	553.7	1,244.2
Trading and Brokerage Operations	19.4	2.7	24.6	15.0	16.5
Other	(8.2)	(19.0)	32.2	20.3	(35.0)
Total	$ 1,477.2	$ 1,207.1	$ 2,735.5	$ 1,326.2	$ 3,274.5

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Appendix: Reconciliation of Non-GAAP Measures

	2017 Successor	2016 Predecessor	2017 Successor	2017 Predecessor	2016 Predecessor
	Quarter Ended September 30		April 2 through September 30	January 1 through April 1	Nine Months Ended September 30
			(In Millions)		
Reconciliation of Non-GAAP Financial Measures					
Income (Loss) from Continuing Operations, Net of Income Taxes	$ 233.7	$ (97.7)	$ 335.1	$ (195.5)	$ (488.6)
Depreciation, Depletion and Amortization	194.5	117.8	342.8	119.9	345.5
Asset Retirement Obligation Expenses	11.3	12.7	22.3	14.6	37.3
Selling and Administrative Expenses Related to Debt Restructuring	-	-	-	-	21.5
Change in Deferred Tax Asset Valuation Allowance Related to Equity Affiliates	(3.4)	(0.6)	(7.7)	(5.2)	(0.6)
Asset Impairment	-	-	-	30.5	17.2
Interest Expense	42.4	58.5	83.8	32.9	243.7
Loss on Early Debt Extinguishment	12.9	-	12.9	-	-
Interest Income	(2.0)	(1.3)	(3.5)	(2.7)	(4.0)
Reorganization Items, Net	-	29.7	-	627.2	125.1
Break Fees Related to Terminated Asset Sales	-	-	(28.0)	-	-
Unrealized Losses (Gains) on Economic Hedges	10.8	21.9	1.4	(16.6)	49.1
Unrealized Losses (Gains) on Non-Coal Trading Derivative Contracts	1.7	-	(1.5)	-	-
Coal Inventory Revaluation	-	-	67.3	-	-
Take-or-Pay Contract-Based Intangible Recognition	(6.5)	-	(16.4)	-	-
Income Tax Benefit	(84.1)	(10.8)	(79.4)	(263.8)	(108.2)
Adjusted EBITDA [1]	$ 411.3	$ 130.2	$ 729.1	$ 341.3	$ 238.0
Adjusted EBITDA [1]					
Powder River Basin Mining Operations	$ 112.7	$ 123.9	$ 197.5	$ 91.7	$ 278.3
Midwestern U.S. Mining Operations	49.5	59.1	96.0	50.0	172.4
Western U.S. Mining Operations	34.5	34.3	79.4	50.0	83.2
Total U.S. Mining Operations	196.7	217.3	372.9	191.7	533.9
Australian Metallurgical Mining Operations	143.1	(34.5)	215.0	109.6	(121.0)
Australian Thermal Mining Operations	97.8	48.9	203.7	75.6	137.2
Total Australian Mining Operations	240.9	14.4	418.7	185.2	16.2
Trading and Brokerage Operations	2.7	(9.4)	(2.4)	8.8	(41.3)
Selling and Administrative Expenses (Excluding Debt Restructuring)	(33.4)	(32.1)	(67.8)	(37.2)	(93.1)
Other Operating Costs, Net	(1.8)	(12.3)	1.9	20.4	(32.5)
Restructuring Charges	(1.1)	(0.3)	(1.1)	-	(15.5)
Gain on UMWA VEBA Settlement	-	-	-	-	68.1
Corporate Hedging Results	7.3	(47.4)	6.9	(27.6)	(197.8)
Adjusted EBITDA [1]	$ 411.3	$ 130.2	$ 729.1	$ 341.3	$ 238.0

[1] Adjusted EBITDA is a non-GAAP measure defined as income (loss) from continuing operations before deducting net interest expense, income taxes, asset retirement obligation expenses, depreciation, depletion and amortization and reorganization items, net. Adjusted EBITDA is also adjusted for the discrete items that management excluded in analyzing the segments' operating performance as displayed in the reconciliation. Adjusted EBITDA is not intended to serve as an alternative to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies.

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Appendix: Reconciliation of Non-GAAP Measures

	Predecessor				
	Year Ended December 31,				
	2016	2015	2014	2013	2012
Tons Sold (In Millions)					
Powder River Basin Mining Operations	113.1	138.8	142.6	135.2	140.3
Midwestern U.S. Mining Operations	18.3	21.2	25.0	26.3	27.4
Western U.S. Mining Operations	13.7	17.9	23.8	23.6	24.9
Total U.S. Mining Operations	145.1	177.9	191.4	185.1	192.6
Australian Metallurgical Mining Operations	13.4	15.7	17.2	15.0	14.0
Australian Thermal Mining Operations	21.3	20.1	21.0	19.9	19.0
Total Australian Mining Operations	34.7	35.8	38.2	34.9	33.0
Trading and Brokerage Operations	7.0	15.1	20.2	31.7	22.9
Total	186.8	228.8	249.8	251.7	248.5
Revenues (In Millions)					
Powder River Basin Mining Operations	$1,473.3	$ 1,865.9	$1,922.9	$1,767.3	$1,983.0
Midwestern U.S. Mining Operations	792.5	981.2	1,198.1	1,335.5	1,403.7
Western U.S. Mining Operations	526.0	682.3	902.8	902.3	966.3
Total U.S. Mining Operations	2,791.8	3,529.4	4,023.8	4,005.1	4,353.0
Australian Metallurgical Mining Operations	1,090.4	1,181.9	1,613.8	1,773.4	2,187.5
Australian Thermal Mining Operations	824.9	823.5	1,058.0	1,131.2	1,316.1
Total Australian Mining Operations	1,915.3	2,005.4	2,671.8	2,904.6	3,503.6
Trading and Brokerage Operations	28.9	52.6	38.8	68.7	200.9
Other	(20.7)	21.8	57.8	35.3	20.0
Total	$4,715.3	$ 5,609.2	$6,792.2	$7,013.7	$8,077.5
Reconciliation of Non-GAAP Financial Measures					
Loss from continuing operations, net of income taxes	$ (663.8)	$ (1,783.2)	$ (695.3)	$ (537.3)	$ (470.9)
Depreciation, depletion and amortization	465.4	572.2	655.7	740.3	663.4
Asset retirement obligation expenses	41.8	45.5	81.0	66.5	67.0
Asset impairment and mine closure costs	247.9	1,277.8	154.4	528.3	929.0
Selling and administrative expenses related to debt restructuring	21.5	-	-	-	-
Settlement charges related to the Patriot bankruptcy reorganization	-	-	-	30.6	-
Change in deferred tax asset valuation allowance related to equity affiliates	(7.5)	(1.0)	52.3	-	-
Amortization of basis difference related to equity affiliates	-	4.9	5.7	6.3	4.6
Interest income	(5.7)	(7.7)	(15.4)	(15.7)	(24.5)
Interest expense	298.6	465.4	426.6	408.3	402.3
Loss on early debt extinguishment	29.5	67.8	1.6	16.9	3.3
Reorganization items, net	159.0	-	-	-	-
Unrealized (gains) losses on economic hedges	39.8	9.8	(19.6)	2.7	1.0
Income tax (benefit) provision	(94.5)	(207.1)	147.4	(197.0)	262.3
Adjusted EBITDA (1)	$ 532.0	$ 444.4	$ 794.4	$1,049.9	$1,837.5
Adjusted EBITDA (1) (In Millions)					
Powder River Basin Mining Operations	$ 379.9	$ 482.9	$ 509.0	$ 435.4	$ 542.0
Midwestern U.S. Mining Operations	217.3	269.7	306.9	426.0	405.6
Western U.S. Mining Operations	101.6	184.6	266.9	258.0	279.7
Total U.S. Mining Operations	698.8	937.2	1,082.8	1,119.4	1,227.3
Australian Metallurgical Mining Operations	(16.3)	(18.2)	(151.1)	(120.0)	238.4
Australian Thermal Mining Operations	217.6	193.6	264.1	270.0	337.7
Total Australian Mining Operations	201.3	175.4	113.0	150.0	576.1
Trading and Brokerage Operations	(32.4)	36.8	(4.7)	(17.2)	120.7
Other	(335.7)	(705.0)	(396.7)	(202.3)	(86.6)
Adjusted EBITDA (1)	$ 532.0	$ 444.4	$ 794.4	$1,049.9	$1,837.5

(1) Adjusted EBITDA is a non-GAAP measure defined as income (loss) from continuing operations before deducting net interest expense, income taxes, asset retirement obligation expenses, depreciation, depletion and amortization and reorganization items, net. Adjusted EBITDA is also adjusted for the discrete items that management excluded in analyzing each of the segment's operating performance as displayed in the reconciliation. Adjusted EBITDA is used by management as one of the primary metrics to measure the Company's operating performance. Management also believes non-GAAP performance measures are used by investors to measure the Company's operating performance and lenders to measure the Company's ability to incur and service debt. Adjusted EBITDA is not intended to serve as an alternative to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies.

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